EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Incorporation
Ballard Green Utility Company	Maryland
Beazer Charity Foundation, Inc.	Delaware
Beazer Clarksburg, LLC	Maryland
Beazer Employee Disaster Assistance Corp.	Georgia
Beazer Fundamental, LLC	Delaware
Beazer Gain, LLC	Delaware
Beazer General Services, Inc.	Delaware
Beazer Homes Capital Trust I	Delaware
Beazer Homes Holdings, LLC	Delaware
Beazer Homes Indiana Holdings Corp.	Delaware
Beazer Homes Indiana LLP	Indiana
Beazer Homes Investments, LLC	Delaware
Beazer Homes, LLC	Delaware
Beazer Homes Sales, Inc.	Delaware
Beazer Homes Texas Holdings, Inc.	Delaware
Beazer Homes Texas, L.P.	Delaware
Beazer Mortgage Corporation	Delaware
Beazer Realty Corp.	Georgia
Beazer Realty Los Angeles, Inc.	Delaware
Beazer Realty Services, LLC	Delaware
BH Building Products, LP	Delaware
BH Investment Holdings, LLC	Delaware
BH Materials, LLC	Delaware
BH Procurement Services, Inc.	Delaware
Charity Home Insurance Agency, LLC	Delaware
Charity Title Agency, LLC	Texas
Charity Title Group, LLC	Delaware
Clarksburg Arora, LLC	Maryland
Clarksburg Skylark, LLC	Maryland
Dove Barrington Development LLC	Delaware
Gatherings, LLC	Delaware
Marshfield Land, LLC	Delaware